Exhibit 10.1
AGREEMENT AND PLAN OF REORGANIZATION
     THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of August 5, 2008, among IPG Photonics Corporation, a Delaware corporation (the “Company”), IPG Laser GmbH, a German company (“IPGL”), and Dr. Valentin Gapontsev (“Gapontsev”) and Igor Samartsev (“Samartsev” together with Gapontsev, “Sellers” and each a “Seller”).
I.	The Company owns 100% of IPGL, and IPGL owns a 66.0% participation interest in “Scientific and Technical Association” “IRE-Polus”, a Russian limited liability company (“IRE”).

II.	Gapontsev and Samartsev own respectively 26.7% and 4.9% participation interests (“Interests”) in IRE.

III.	IPGL wants to acquire all of Sellers’ Interests in IRE, and Sellers desire to exchange all of their respective Interests in IRE in exchange solely for voting shares (“Photonics Common Stock”) of the Company in a transaction (‘Transaction”) that the parties intend qualifies as a reorganization within the meaning Section 368(a)(1)(B) of the U.S. Internal Code of 1986, as amended (“Code”).

Accordingly, each of the parties agrees as follows:
1.	TRANSFER OF INTERESTS AND ISSUANCE OF PHOTONICS COMMON STOCK
     1.1 Closing. Subject to the satisfaction or waiver of the conditions in Section 4 below, the exchange of Interests in IRE and the Photonics Common Stock shall take place in Moscow, Russia, at a place to be determined, at 4:00 p.m., on September 25, 2008 or at such other time and place as the Company and the Sellers mutually agree upon (which time and place are designated as the “Closing”). The purchase price for the Interests to be sold by Gapontsev and Samartsev are $5,169,300 and $948,673 respectively (“Purchase Price”), which shall be paid in the form of validly issued, non-assessable unregistered shares of Photonics Common Stock, valued at the closing price of the Photonics Common Stock on the third trading day after the date of this Agreement. At the Closing, each Seller shall sell and sign over to IPGL all Interests in IRE then held by him and IPGL shall cause to be delivered to each Seller a certificate representing the Photonics Common Stock being issued to each Seller in consideration for their respective Interests (collectively, the “Exchange”). The date of the Exchange is referred to herein as the “Closing Date.”
     1.2 U.S. Tax. The parties intend that (i) the Transaction qualifies as a Section 368(a)(1)(B) reorganization, and (ii) the exchange of each of the Seller’s respective Interests for Photonics Common Stock of equivalent fair market value qualifies for tax-free treatment to each Seller under Section 354 of the Code. The parties agree that they will take no U.S. tax position inconsistent with such intended treatment. The parties agree to prepare, execute and file all required notices and forms with the U.S. Internal Revenue Service (“IRS”) as may be necessary or advisable to order to effectuate the intent of this Section 1.2, including but not limited to forms, agreements and notices under Sections 368 and 367 of the Code and IRS regulations thereunder.
2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND IPGL

Each of the Company and IPGL hereby represents and warrants to each Seller as follows:
     2.1 Organization, Good Standing And Qualification. Each of the Company and IPGL is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of the Company and IPGL is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.
     2.2 Authorization and Enforceability. All corporate action on the part of the Company and IPGL, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company and IPGL hereunder and the authorization, issuance and delivery of the Photonics Common Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company and IPGL, enforceable against each in accordance with its respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditor’s rights generally, and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     2.3 Validity of Shares. The Photonics Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and non-assessable and will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company, and the Photonics Common Sock will be free of restrictions on transfer, other than the restrictions on transfer under this Agreement and under applicable state and federal securities laws.
     2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or IPGL is required in connection with the consummation of the transactions contemplated by this Agreement, except such filings as may be required under applicable Russian anti-trust laws and applicable U.S. state and federal securities laws, which filings will be timely filed within the applicable periods therefor.
3.	REPRESENTATIONS AND WARRANTIES OF EACH SELLER
     Each Seller hereby severally, but not jointly, represents and warrants to the Company and IPGL that:
     3.1 Authorization And Enforceability. This Agreement, when executed and delivered by such Seller, will constitute a valid and legally binding obligation of such Seller,

enforceable against each in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditor’s rights generally, and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     3.2 Validity Of Interests. The IRE participation interests owned by such Seller are validly issued and fully paid and non-assessable and are free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of such Seller.
     3.3 Securities Laws.
          (a) Such Seller understands that the Photonics Common Stock is not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Such Seller understands that the offering and sale of the Photonics Common Stock is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Seller contained in this Agreement. Each Seller acknowledges that the Company has no obligation to register the Photonics Common Stock under the Securities Act or any state securities laws.
          (b) Such Seller understands that neither the Securities and Exchange Commission, any state securities commission nor any other regulatory authority has approved the Photonics Common Stock or reviewed or passed upon or endorsed the merits of an offering of the Photonics Common Stock or confirmed the accuracy or determined the adequacy of any materials of the Company submitted to him.
          (c) Each Seller is aware that an investment in the Photonics Common Stock involves a number of significant risks, including industry, economic, operating, financial, liquidity, supply, intellectual property and other risks. Each Seller has reviewed the Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) filed by the Company with the Securities and Exchange Commission, including the risk factors set forth therein.
          (d) Each Seller has received the audited financial statements of the Company as of and for the period ended December 31, 2007 contained in the Form 10-K and the unaudited interim financial statements as of and for the period ended March 31, 2008, and all other documents requested by such Seller, has carefully reviewed them and understands the information contained therein. Each Seller has had a reasonable opportunity to ask questions of, receive answers and obtain any additional information from a person or persons acting on behalf of the Company concerning the offering of the Photonics Common Stock and the business, financial condition, results of operations, litigation, and prospects of the Company, and all such questions have been answered to the full satisfaction of such Seller. Each Seller has had the opportunity to obtain any additional information to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense and has had the opportunity to have representatives of the Company provide him with such additional information regarding the terms and conditions of this investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by such Seller. Each Seller has had access to the same kinds of information about the Company that would be contained in a registration statement filed by the Company under the Securities Act. All documents, records, and books pertaining to the investment in the Photonics Common Stock have been made available for inspection by each Seller.
          (e) The Sellers are unaware of, are in no way relying on, and did not become aware of the offering of the Photonics Common Stock through or as a result of any form of general solicitation or general advertising.
          (f) Each Seller has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable such Seller to utilize the information made available to such Seller in connection with the offering of the Photonics Common Stock to evaluate the merits and risks of an investment in the Photonics Common Stock and the Company and to make an informed investment decision with respect thereto.
          (g) Each Seller is acquiring the Photonics Common Stock solely for such Seller’s own account for investment and not with a view to resale or distribution thereof, in whole or in part. Neither Seller has any agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Photonics Common Stock and neither Seller has any plans to enter into any such agreement or arrangement.
          (h) Each Seller is willing and able to bear the substantial economic risks of the investment in the Photonics Common Stock, including the risk of loss of such Seller’s entire investment, indefinitely because none of the Photonics Common Stock may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Each Seller understands that legends will be placed on the Photonics Common Stock to the effect that it has not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Photonics Common Stock.
          (i) Each Seller has adequate means of providing for such Seller’s current financial needs and foreseeable contingencies and has no need for liquidity of such Seller’s investment in the Photonics Common Stock for an indefinite period of time.
          (j) Each Seller is a member of the Board of Directors of the Company, has had access to books and records of the Company and has had the opportunity to ask and receive answers to questions regarding an investment in the Photonics Common Stock. Each Seller meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Accredited Investor Certification attached hereto.

4.	CLOSING
     4.1 Company’s AND IPGL’s Conditions. The Company’s and IPGL’s obligations to consummate the Exchange shall be subject to the fulfillment or waiver at the Closing of the following conditions:
          (a) All required notices to and permits and approvals from the Russian government to effectuate the Exchange shall have been made or obtained.
          (b) The Company’s Board of Directors shall have approved the Exchange and all related transactions and agreements.
     4.2 Sellers’ Conditions. Each Seller’s obligation to consummate the Exchange shall be subject to the fulfillment or waiver at the Closing of the following conditions:
          (a) The Company shall have delivered to each of Gapontsev and Samartsev certificates representing shares of Photonics Common Stock to be issued to such Seller in payment of the Purchase Price.
          (b) All required notices to and permits and approvals from the Russian government to effectuate the Exchange shall have been made or obtained.
          (c) The Company’s Board of Directors shall have approved the Exchange and all related transactions and agreements.
5. MISCELLANEOUS
     5.1 Transfer; Successors And Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.
     5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     5.5 Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Company and each of the Sellers.

     5.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     5.7 Waivers. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.
     5.8 Further Cooperation. The parties hereto agree to execute and deliver any and all additional papers, documents and other assurances, and shall do any and all other acts or things reasonably necessary to implement the purpose and provisions of this Agreement, provided that nothing requested shall modify the fundamental economic rights and obligations provided for in this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first above written.

IPG PHOTONICS CORPORATION
By:	/s/ Timothy P.V. Mammen
	Name:	Timothy P.V. Mammen
	Title:	Chief Financial Officer

IPG Laser GmbH
By:	/s/ Evgeny Shcherbakov
	Name:	Evgeny Shcherbakov
	Title:	Managing Director

SELLERS:
/s/ Valentin P. Gapontsev
Valentin P. Gapontsev

/s/ Igor Samartsev
Igor Samartsev

ACCREDITED INVESTOR CERTIFICATION
YOU MUST BE ABLE TO CHECK OFF AT LEAST ONE OF THE BOXES BELOW IN ORDER TO PURCHASE SHARES
☐	The Seller is a natural person who had individual income of more than $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of the most recent two years and reasonably expects to reach that same income level for the current year (“income,” for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (a) any deduction of long-term capital gains under Section 1202 of the Internal Revenue Code of 1986 (the “Code”), (b) any deduction for depletion under Section 611 et seq. of the Code, (c) any exclusion for interest under Section 103 of the Code and (d) any losses of a partnership as reported on Schedule E of Form 1040);

☐	The Seller is a natural person whose individual net worth (i.e., total assets in excess of total liabilities), or joint net worth with his/her spouse, will at the time of purchase of the Photonics Common Stock be in excess of $1,000,000;

☐	The Seller is a corporation, Massachusetts or similar business trust, partnership, or limited liability company, or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Photonics Common Stock, with total assets in excess of $5,000,000;

☐	The Seller is a trust (other than a revocable grantor trust), which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Photonics Common Stock and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Photonics Common Stock;

☐	The Seller is (i) any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; (ii) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (iii) any insurance company as defined in Section 2(a)(13) of the Securities Act; (iv) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Securities Act; (v) any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (vi) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (vii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, and either (a) the investment decision will be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or a registered investment adviser; or (b) the employee benefit plan has total assets in excess of $5,000,000; or (c) the employee benefit plan is a self-directed plan, including an Individual Retirement Account, with the meaning of Title I of such act, and the person directing the purchase is an Accredited Investor**;
**NOTE.	If the Seller is relying solely on this item (c) for its Accredited Investor status, please print the name of the person directing the purchase in the following space and furnish a completed and signed Accredited Investor Certification for such person.
☐	The Seller is a private business development company as defined in Section 202 (a)(22) of the Investment Advisors Act of 1940;

☐	The Seller is a member of the Board of Directors or an executive officer of the Company; or

☐	The Seller is an entity (including an IRA or revocable grantor trust but other than a conventional trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

Initial